EXHIBIT 21 - SUBSIDIARIES OF OUR COMPANY

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

Subsidiary (1)	Organized Under Laws of
American Axle & Manufacturing Holdings, Inc.	Delaware
American Axle & Manufacturing, Inc.	Delaware
Colfor Manufacturing, Inc.	Delaware
MSP Industries Corporation	Michigan
AccuGear, Inc.	Delaware
Oxford Forge, Inc.	Delaware
Auburn Hills Manufacturing, Inc.	Delaware
AAM Travel Services, LLC	Michigan
Rochester Manufacturing, LLC	Indiana
AAM International Holdings, Inc.	Delaware
AAM Comércio e Participações Ltda.	Brazil
AAM do Brasil Ltda.	Brazil
Changshu AAM Automotive Driveline High Technology Manufacturing Co., Ltd.	China
American Axle & Manufacturing Korea, Inc.	Korea
AAM India Manufacturing Corporation Private Limited	India
AAM Poland Sp. z o. o.	Poland
Albion Automotive (Holdings) Limited	Scotland
Albion Automotive Limited	Scotland
AAM Germany GmbH	Germany
American Axle & Manufacturing (Thailand) Co., Ltd.	Thailand
AAM Luxembourg S.á r.l.	Luxembourg
AAM International S.á r.l.	Luxembourg
e-AAM Driveline Systems AB	Sweden
AAM Investment Management (Shanghai) Co., Ltd.	China
AAM Commercial & Trading (Shanghai) Co., Ltd.	China
AAM Mexico Holdings LLC	Delaware
American Axle & Manufacturing de Mexico Holdings, S. de R.L. de C.V.	Mexico
American Axle & Manufacturing de Mexico, S. de R.L. de C.V.	Mexico
AAM Maquiladora Mexico, S. de R.L. de C.V.	Mexico
AAM Distribution Company, Inc.	Delaware
Metaldyne Performance Group, Inc.	Delaware
MPG Holdco I Inc.	Delaware
ASP Grede Intermediate Holdings LLC	Delaware
AAM Casting Corp.	Delaware
Brillion Iron Works, Inc.	Delaware
Novogredetek Holdings, S. de. R.L. de C.V.	Mexico
Novocast, S. de R. L. de C.V.	Mexico
Transformaciones Especializadas NC, S.A. de C.V.	Mexico
ASP MD Holdings, Inc.	Delaware
MD Investors Corporation	Delaware
Metaldyne, LLC	Delaware
Metaldyne SinterForged Products, LLC	Delaware
Metaldyne BSM, LLC	Delaware
Metaldyne Sintered Ridgway, LLC	Delaware
Metaldyne M&A Bluffton, LLC	Delaware
Metaldyne Powertrain Components, Inc.	Delaware
Gear Design and Manufacturing, LLC	Delaware
Punchcraft Machining and Tooling, LLC	Delaware
Metaldyne Tubular Components, LLC	Delaware
MetaldyneLux S.á r.l.	Luxembourg
MetaldyneLux Holding S.á r.l.	Luxembourg
Metaldyne Europe S.á r.l.	Luxembourg
Metaldyne Engine Holdings, S.L.U.	Spain
Metaldyne International Spain, S.L.U.	Spain
Metaldyne Sintered Components España, S.L.U.	Spain

EXHIBIT 21 - SUBSIDIARIES OF OUR COMPANY

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

Metaldyne International France SAS	France
Metaldyne GmbH	Germany
Metaldyne Zell Verwaltungs GmbH	Germany
Metaldyne International (UK) Ltd	United Kingdom
Metaldyne International Deutschland GmbH	Germany
Metaldyne Nürnberg GmbH	Germany
Metaldyne Oslavany spol. s.r.o.	Czech Republic
Metaldyne Grundstrücks GbR	Germany
Metaldyne Componentes Automotivos do Brasil Ltda.	Brazil
Metaldyne Netherlands Sintered Holdings B.V.	Netherlands
Metaldyne Powertrain Mexico, S. de R.L. de C.V.	Mexico
MPG México, S. de R.L. de C.V.	Mexico
Metaldyne Sintered Components Services, S. de R.L. de C.V.	Mexico
Metaldyne Sintered Components Mexico, S. de R.L. de C.V.	Mexico
Metaldyne Drivetrain Mexico, S. de R.L. de C.V.	Mexico
Metaldyne Forged Products, S. de R.L. de C.V.	Mexico
Holzer Limited	United Kingdom
Metaldyne Korea Limited	Korea
Metaldyne Hong Kong Limited	Hong Kong
Metaldyne Mauritius Limited	Mauritius
Metaldyne Industries Limited	India
Metaldyne (Suzhou) Automotive Components Co., Ltd	China
ASP HHI Holdings Inc.	Delaware
ASP HHI Acquisition Co., Inc.	Delaware
HHI Holdings, LLC	Delaware
Bearing Holdings, LLC	Delaware
Kyklos Holdings, LLC	Delaware
Kyklos Bearing International, LLC	Delaware
HHI FormTech, LLC	Delaware
Jernberg Industries, LLC	Delaware
Impact Forge Group, LLC	Delaware
AAM Powder Metal Components, Inc.	Ohio

(1) All subsidiaries set forth herein are reported in our financial statements through consolidations; there are no subsidiaries omitted from this list.